UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2005

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3900 Paradise Road, Suite 283, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Election of Directors

On November 29, 2005, the Board of Directors of Power Efficiency Corporation (“the Registrant”) elected Eric Naroian as a Director of the Registrant. Mr. Naroian has been granted 100,000 common stock options, at an exercise price of $0.51 per share, exercisable after one year of board service, and expires on November 28, 2015, for his services as a Director. Presently, the Registrant’s entire Board of Directors serves as the Audit Committee, thus Mr. Naroian will serve on the Audit Committee.

Mr. Naroian was previously the Executive Vice President of Sales and Marketing for Sanmina-SCI Corporation, a leading electronics manufacturing service provider. When Mr. Naroian joined the company in 1993, Sanmina had 25 sales persons and $60 million in sales, when he retired in 2004, he managed over 400 sales persons and the company had grown to over $10 billion in annual sales. Mr. Naroian, as the Senior Vice President, also helped Dynamic Details, Inc., a provider of time-critical electronics manufacturing services, become profitable by rapidly increasing sales and eventually go public. He received his B.S. in business administration from Northeastern University in 1987.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
(Registrant)

By:	/s/ Steven Strasser
Steven Strasser, CEO

Date: December 5, 2005